Exhibit 99.2

FOR IMMEDIATE RELEASE	Contact: Frederick Lane
Website: http://www.arthrt.com	(978) 345-5000

March 7, 2005

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

        ANNOUNCES SPONSORSHIP OF SATELLITE SESSION AT COMBINED ISHNE/ISE

        CONGRESS IN GDANSK, POLAND.

Fitchburg, MA

        Arrhythmia
Research Technology, Inc. (the “Company” or “ART”) (AMEX: HRT) is
pleased to announce that it will sponsor a satellite session, “Signal Averaged ECG
– Is SAECG Back?” at the combined ISHNE/ISE congress in Gdansk, Poland on June
3, 2005. The Joint Congress of the International Society for Holter and Noninvasive
Electrocardiology (ISHNE) and the International Society of Electrocardiology (ISE) will take place in Gdansk from June 2 through June 4 and marks the first joint congress of the two societies devoted to the advancement of research, science and education in the field of electrocardiology.

        A
signal-averaged electrocardiogram detects cardiac microvolt signals. Signal-averaging, which improves the signal to noise ratio, is the only means to detect and analyze such cardiac microvolt signals. High resolution acquisition equipment is used to collect the microvolt signals and transfer the data to an analytical system. Software, such as the
ART’s patented Predictor® software, embedded in the device then analyzes and filters the data to present the signal-averaged ECG (SAECG) for interpretation by the cardiologist.

        The
most commonly demonstrated use for SAECG is the ability to predict the likelihood of sustained ventricular tachycardia, ventricular fibrillation, and sudden cardiac death
(SCD) in patients with post myocardial infarction (MI). The most important aspect of SAECG is its ability to predict those who will not experience these events. SAECG is recommended for patients recovering from myocardial infarction to help determine their risk for developing sustained ventricular tachyarrhythmia’s (VT) that could lead to sudden cardiac death. Specifically, SAECG have been demonstrated to have predictive values in the following areas: Stratification of risk of sustained ventricular tachyarrhythmia’s in patients recovering from myocardial infarction; identification of patients with ischemic
(inadequate blood supply) heart disease; assessment of risk of sudden cardiac death and predictive value of the need for an implantable cardiac defibrillator (ICD) in patients with coronary artery disease.

        Wojciech
Zareba, MD, PHD, FACC, Associate Professor of Medicine (Cardiology) at the University of
Rochester, Chairman of the Scientific Committee of the Congress and President Elect of
ISHNE will present “SAECG in Risk Stratification for ICD Therapy” at the
satellite session. Dr. Zareba was in charge of ECG core lab for the Multicenter Automatic
Defibrillator Implantation Trial II (MADIT II) and currently runs the ECG core lab for the
North American ARVD Registry (22 enrolling centers) as well as for the MADIT-CRT (100 enrolling centers). Also presenting at the session, which is being co-chaired by Dr.
Gunter Breithardt (Germany) and Dr. Nabil El-Sherif (USA), are Dr. Vinzenz Hombach
(Germany), “Delayed Activation and Ventricular Arrhythmias: SAECG Link”, Dr.
Jonathan Steinberg (USA), “P-Wave Averaging to Identify Risk of Atrial
Fibrillation” and Dr. Frank Marcus (USA), SAECG in ARVD (Arrhythmogenic Right
Ventricular Dysplasia).”

    Dr. Zareba,
        who has used the ART’s patented Predictor® signal
          averaging software extensively, commented when asked what the significance of the “rebirth of the method” means that “…there is a larger group of MADIT II (Multi-center Automatic Defibrillator Implantation Trial II)
          type patients with normal QRS duration for whom there is a limited ability to stratify risk and prioritize for therapy with implantable cardioverter defibrillators. In such patients, SAECG identifies groups with increased and lower risk of death. In particular, negative predictive value is of significance since SAECG is able to determine one-third of patients with low risk that might not require ICD therapy. This might improve cost-effectiveness of ICD therapy in post infarction patients.”

        James
E. Rouse, the Company’s President and CEO stated, “We are extremely pleased to be a part of the combined ISHNE/ISE Congress which will be attended by 1500 to 2000 clinicians and researchers from all over the world. The continued interest in SAECG as a method of identifying low risk patients who might not require the intervention of a cardioverter defibrillator is a significant event for the Company.
Predictor® (the Company’s patented Windows® SAECG
software platform) has long been recognized as the “gold standard” in signal averaging and we are excited about the market prospects for Predictor® as
ICD therapy becomes more prevalent and cost becomes a greater concern. We are honored that
Dr. Zareba has chosen Predictor® for use in his studies and has requested the Company to sponsor a significant satellite session “Signal-Averaged ECG – Is
SAECG Back?” at the combined congress.”

        For
more information about the joint congress visit http://www.gdansk2005.viamedica.pl.
Additional information about the organizations can be found on the web at
http://www.ishne.org and http://www.electrocardiology.net .

        In
addition to its proprietary SAECG software used in the detection of potentially lethal heart arrhythmias the Company, through its wholly owned subsidiary, Micron Products Inc., produces silver plated sensors and distributes metal snaps for manufacturers of disposable
ECG electrodes. Micron’s New England Molders division manufactures custom injection molded products for medical, electronic, industrial and consumer applications.

        Forward-looking
statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include:
interruptions or cancellation of existing contracts, impact of competitive products and pricing, product demand and market acceptance, risks, the presence of competitors with greater financial resources than the Company, product development and commercialization risks, changing economic conditions in developing countries, and an inability to arrange additional debt or equity financing. More information about factors that potentially could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2003.